Exhibit (s)
CALCULATION OF FILING FEE
FORM N-2
(Form Type)

Ironwood Institutional Multi-Strategy Fund LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units of Limited Liability Company Interest	(1)	Rule 457(o)	—	—	$1,250,000,000(1)	$0.00013810	$172,625
Fees Previously Paid	—	—		—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Equity	Units of Limited Liability Company Interest	(1)	Rule 415(a)(6)			$383,181,689(1)			N-2	333-289895	August 29, 2025	$58,665
Total Offering Amounts							$1,633,181,689(1)		$172,625(1)
Total Fees Previously Paid									$0
Total Fee Offsets									$0
Net Fee Due									$172,625(1)

(1)
The proposed maximum offering price per security will be determined, from time to time, by Ironwood Institutional Multi-Strategy Fund LLC (the “Fund”) in connection with the sale by the Fund of the securities registered under this Registration Statement.  The Fund is a master fund in a master feeder arrangement. The feeder fund is Ironwood Multi-Strategy Fund LLC (the “Feeder Fund”). Pursuant to the Fund’s and the Feeder Fund’s SEC no action letter, no fees are due or paid at the Feeder Fund level. See Ironwood Multi-Strategy Fund LLC and Ironwood Institutional Multi-Strategy Fund LLC, SEC No-Action Letter (pub. avail. April 19, 2017). A credit is claimed for fees attributable to $383,181,689 in securities previously registered and unsold under the Fund’s registration statement, dated August 29, 2025 (File Nos. 333-289895 and 811-22463), filed on August 27, 2025, pursuant to the “carryover” provision of Rule 415(a)(6).

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A